SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

UBS Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Mutual Funds Regular Outbound Call Flow

Revised June 28 2006  BSenturia

Mutual Funds Regular Outbound Call Flow - Alternate Introduction call flows

Revised June 24 2008                                                                                                                                                                                                     BSenturia

Mutual Funds Regular Outbound Call Flow - Alternate Introduction call flows

Revised June 24 2008                                                                                                                                                                                                     BSenturia

MUTUAL FUND REBUTTALS

SH states	Response

“My spouse takes care of it.”

I understand Mr./Mrs. Is your wife/husband available to speak with me?

(If wife/husband is unavailable)
CSR: “ Mr./ Mrs. Your vote is very important to the fund, as your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposals. This would only take a brief moment of your time.”

“I don’t know how to vote...”	I would be happy to review the proposals with you. (read briefly paragraph if shareholder wants the proposals reviewed at this point).

“I don’t know the proposals…”	Your board of directors have reviewed ( each / the ) proposal and believe the proposals are in the best interest of the fund and its shareholders. Would you have any objections to voting along with the recommendations of your Board?

“I don’t want to be called again” (a DNC call)	I am very sorry. I will modify your account to ensure that you will not be called again. Once again I apologize for any inconvenience.

"My broker takes care of it "	I understand that your Broker may help you choose the funds, however certain proposals for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposals quickly for you now if you wish.

“Why are you calling me?” # 1	<Fund name> has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back, so we’re calling to encourage you to vote your shares. Mr. / Mrs. / Miss Would you have any objections to voting along with the recommendations of your Board?

“Why are you calling me?” # 2 (to use if the first answer does not satisfy the shareholder).	Your Board would like to hear from all shareholders on this matter and your Fund has asked us to call to offer you the convenience of voting over the phone. This makes your voting process much easier and faster. Mr. / Mrs. / Miss Would you have any objections to voting along with the recommendations of your Board?

Mutual Fund Rebuttals	Revised Dec 5 / 05	p. 1 of 3

“I don’t have enough shares to vote..... ”	Mr. / Mrs. / Miss. every vote is important to the fund and helps bring the fund a step closer to holding the meeting. Voting now gives you the opportunity to offer input into how your fund invests your money. Would you have any objections to voting along with the recommendations of your
Board?

“I am not interested......“	I understand Mr. / Mrs. / Miss Your vote is very important to the fund and it will only take a very brief moment to register your vote with us today over the phone and it would ensure that your voice is heard at the meeting.
Would you have any objections to voting along with the recommendations of your Board?

“I don’t have the time right now …”	I understand Mr. / Mrs. / Miss , however, your vote is very important. Voting now will only take a brief moment of your time. Would you have any objections to voting along with the recommendations of your Board?

“I don’t want to vote” or “I never vote …”	Mr. / Mrs. / Miss. Your vote is very important to the fund. Your board needs a certain percentage of votes before the meeting can be held. Would you have any objections to voting along with the recommendations of your Board?

"I've already mailed in my proxy"

1. If the shareholder's vote shows as ‘Tabulator Received’ or as Voted in Proxy 01, then simply thank them for voting and disposition as HAS.

2. If the shareholder’s vote does not yet show in Proxy 01 then continue
“Thank you for voting. Our records indicate that your vote has not yet been updated in our system.
If you wish, I can record your vote for you now and send you a printed confirmation to confirm your vote has been recorded.”

If s/h says “Yes”, then continue by asking for the vote as per the script:

“Your Board of Directors is recommending shareholders vote < Vote recommended> the proposals.
Would you have any objections to voting along with the recommendations of your Board?”

I don't accept these types of calls.	I am sorry for any inconvenience and would be more than happy to add you to our internal Do Not Call List,
However, I did want to let you know that this call is in regards to your current investment in the
_____________and we were simply calling to advise you of a shareholders meeting and are asking if you would like to register your vote today?

Mutual Fund Rebuttals	Revised Dec 5 / 05	p. 2 of 3

SH states ........ After asking 'Would you have any objections to voting along with the recommendations of your Board?' – if the shareholder simply says ‘Yes’.

Response

Do NOT at this point ask 'Do you want to vote against or simply not vote?'.

Respond as below:

Your Board of Directors has reviewed each proposal and is recommending that shareholders vote FOR the proposal(s) because they believe the proposals are in the best interest of the Fund and its shareholders. Would you have any objections to voting along with the recommendations of your Board?

“The meeting date is so far away, there is plenty of time – I’ll vote later”

I understand. We were calling today because your Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster.

Your Board of Directors has reviewed the proposal(s) and is recommending that shareholders vote FOR the proposal(s) because they believe the proposal(s) are in the best interest of the Fund and its shareholders.

Would you like to register a vote today along with the recommendations of your Board?

“If I do not vote, then a FOR vote will automatically be recorded for my investment”

If you do not respond, then a vote will not be recorded for your investment at the shareholder meeting. Your Board of Directors would like to hear from all shareholders on this matter – if you like, I can record your vote for you right now over the phone. Your Board of Directors is recommending shareholders vote FOR the proposal(s). Would you have any objections to voting along with the recommendations of your Board?

Mutual Fund Rebuttals	Revised Dec 5 / 05	p. 3 of 3